UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 25, 2003

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street
New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On June 25, 2003, The Goldman Sachs Group, Inc. (the “Registrant”) reported net earnings of $695 million for its fiscal second quarter ended May 30, 2003. Earnings per diluted share were $1.36 compared to $1.06 for the second quarter of 2002 and $1.29 for the first quarter of 2003. Annualized return on average tangible shareholders’ equity(1) was 18.7% for the second quarter of 2003 and 18.5% for the first half of 2003. Annualized return on average shareholders’ equity was 14.1% for the second quarter of 2003 and 13.9% for the first half of 2003.

Net Revenues

Investment Banking

     Net revenues in Investment Banking were $659 million compared to $762 million for the second quarter of 2002 and $718 million for the first quarter of 2003. The reduction in Investment Banking net revenues compared to the same period last year was due to lower levels of activity across nearly all sectors. The firm’s investment banking backlog increased during the quarter.

     Net revenues in Financial Advisory were $258 million compared to $428 million for the second quarter of 2002, primarily reflecting a decline in industry-wide completed mergers and acquisitions.(2) Net revenues in the firm’s Underwriting business were $401 million compared to $334 million for the same 2002 period, reflecting higher net revenues from debt new issuance activity, partially offset by lower net revenues from equity underwriting.

Trading and Principal Investments

     Net revenues in Trading and Principal Investments were $2.01 billion compared to $1.44 billion for the second quarter of 2002 and $2.15 billion for the first quarter of 2003.

     Fixed Income, Currency and Commodities (FICC) net revenues of $1.59 billion increased 39% compared to the same 2002 period, reflecting higher net revenues across nearly all businesses, particularly credit products, interest rate products, currencies and mortgages. FICC continued to operate in a favorable environment, characterized by tightening credit spreads, declining interest rates, a steep yield curve, volatile currency markets and strong customer demand.

     Net revenues in Equities were $446 million compared to $418 million for the second quarter of 2002, primarily reflecting higher levels of customer activity in equity derivatives, as well as higher net revenues in equity arbitrage, partially offset by lower net revenues in the firm’s European shares business.

     Principal Investments recorded negative net revenues of $28 million, primarily due to an unrealized loss of $113 million related to the firm’s convertible preferred stock investment in Sumitomo Mitsui Financial Group, Inc. (SMFG), partially offset by real estate disposition gains.

Asset Management and Securities Services

     Net revenues in Asset Management and Securities Services were $1.32 billion, 20% lower than the second quarter of 2002 and unchanged from the first quarter of 2003.

     Asset Management net revenues of $404 million decreased 9% compared to last year’s second quarter, primarily reflecting lower management and fund origination fees. During the quarter, assets under management were unchanged, reflecting net asset outflows of $18 billion, primarily in money market assets, offset by market appreciation, primarily in equity and fixed income assets.

     Securities Services net revenues were $279 million compared to $262 million for the same 2002 period, primarily reflecting higher customer balances in the firm’s securities lending and margin lending businesses and higher net revenues in the firm’s matched book business.

     Commissions were $635 million compared to $948 million for the same period last year, primarily reflecting lower equity commissions in the global shares businesses, reduced execution and clearing fees, as well as lower merchant banking overrides.

Expenses

     Operating expenses were $2.95 billion, essentially unchanged from last year’s second quarter.

     Compensation and benefits of $1.99 billion increased 3% compared to the same period last year, commensurate with higher net revenues. The ratio of compensation and benefits to net revenues was 50% for the first half of 2003, consistent with the first half of 2002. Employment levels decreased 3% during the quarter and 7% compared to the end of 2002.

     Non-compensation-related expenses of $921 million decreased 2% compared to the same period last year, primarily reflecting lower market development costs, brokerage, clearing and exchange fees, and communications and technology expenses. These decreases were partially offset by higher occupancy costs, reflecting exit costs of $36 million associated with reductions in the firm’s global office space.

     The effective income tax rate was 34% for the first half of 2003, down from 35% for both the first quarter of 2003 and fiscal year 2002. The lower effective income tax rate reflects an increase in tax credits and a change in the firm’s geographic earnings mix.

Capital

     As of May 30, 2003, total capital was $71.31 billion, consisting of $20.04 billion in shareholders’ equity and $51.27 billion in long-term debt.(3) Book value per share was $41.39 based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 484.2 million at period end. Tangible book value per share was $31.56.(1)

     During the quarter, the firm repurchased 3.7 million shares of its common stock at an average price of $74.02 per share. The remaining share authorization under the firm’s existing common stock repurchase program is 12.0 million shares.

Dividend

     In consideration of, among other factors, recent changes in U.S. tax legislation, the Board of Directors of The Goldman Sachs Group, Inc. increased the firm’s quarterly dividend to $0.25 per share from $0.12 per share paid in prior quarters. The dividend will be paid on August 28, 2003 to common shareholders of record on July 29, 2003.

Shares Eligible for Future Sale

     On June 26, 2003, approximately 51 million shares of common stock related to the firm’s initial public offering (IPO) and subsequent acquisitions, primarily held by people who are active at the firm, become eligible for sale. In addition, approximately 11 million employee stock options granted at the time of the IPO and in subsequent acquisitions become exercisable on that date. Separately, in connection with the firm’s ongoing policy of facilitating the orderly entry of shares into the market, up to an additional 5 million shares of common stock may become eligible for sale during the third quarter. Substantially all of the above-referenced shares are subject to compliance with blackout procedures and volume restrictions.

Cautionary Note Regarding Forward-Looking Statements

     This Form 8-K contains “forward-looking statements.” These statements are not historical facts but instead represent only the firm’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results, see “Business – Certain Factors That May Affect Our Business” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 29, 2002.

     Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues that we expect to earn from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline in general economic conditions, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Business – Certain Factors That May Affect Our Business” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 29, 2002.

The Goldman Sachs Group, Inc. and Subsidiaries

Net Revenues
(unaudited)
($ in millions)

	Three Months Ended			% Change From

	May 30,	February 28,	May 31,	February 28,	May 31,
	2003	2003	2002	2003	2002

Investment Banking

Financial Advisory	$258	$337	$428	(23)%	(40)%
Underwriting	401	381	334	5	20

Total Investment Banking	659	718	762	(8)	(14)

Trading and Principal Investments

FICC	1,590	1,879	1,143	(15)	39
Equities	446	349	418	28	7
Principal Investments	(28)	(77)	(125)	N.M.	N.M.

Total Trading and Principal Investments	2,008	2,151	1,436	(7)	40

Asset Management and Securities Services

Asset Management	404	455	443	(11)	(9)
Securities Services	279	251	262	11	6
Commissions	635	612	948	4	(33)

Total Asset Management and Securities Services	1,318	1,318	1,653	-	(20)

Total net revenues	$3,985	$4,187	$3,851	(5)	3

	Six Months Ended				% Change From

	May 30,		May 31,		May 31,
	2003		2002		2002

Investment Banking

Financial Advisory	$595		$885		(33)%
Underwriting	782		770		2

Total Investment Banking	1,377		1,655		(17)

Trading and Principal Investments

FICC	3,469		2,365		47
Equities	795		523		52
Principal Investments	(105)		(122)		N.M.

Total Trading and Principal Investments	4,159		2,766		50

Asset Management and Securities Services

Asset Management	859		866		(1)
Securities Services	530		469		13
Commissions	1,247		1,693		(26)

Total Asset Management and Securities Services	2,636		3,028		(13)

Total net revenues	$8,172		$7,449		10

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings
(unaudited)

	Three Months Ended			% Change From

	May 30,	February 28,	May 31,	February 28,	May 31,
	2003	2003	2002	2003	2002

	(in millions, except per share amounts and employees)
Revenues
Investment banking	$556	$626	$705	(11)%	(21)%
Trading and principal investments	1,526	1,773	1,074	(14)	42
Asset management and securities services	1,036	1,063	1,399	(3)	(26)
Interest income	2,867	2,632	3,056	9	(6)

Total revenues	5,985	6,094	6,234	(2)	(4)

Interest expense	2,000	1,907	2,383	5	(16)

Revenues, net of interest expense	3,985	4,187	3,851	(5)	3

Operating expenses
Compensation and benefits	1,992	2,094	1,926	(5)	3
Amortization of employee initial public offering and acquisition awards	34	49	83	(31)	(59)

Brokerage, clearing and exchange fees	200	190	221	5	(10)
Market development	64	55	86	16	(26)
Communications and technology	119	117	134	2	(11)
Depreciation and amortization	139	157	153	(11)	(9)
Amortization of identifiable intangible assets	46	32	32	44	44
Occupancy	177	223	144	(21)	23
Professional services and other	176	252	171	(30)	3

Total non-compensation expenses	921	1,026	941	(10)	(2)

Total operating expenses	2,947	3,169	2,950	(7)	-

Pre-tax earnings	1,038	1,018	901	2	15
Provision for taxes	343	356	338	(4)	1

Net earnings	$695	$662	$563	5	23

Earnings per share
Basic	$1.43	$1.35	$1.13	6	27
Diluted	1.36	1.29	1.06	5	28

Average common shares outstanding
Basic	485.8	489.3	496.8	(1)	(2)
Diluted	510.2	512.0	531.0	-	(4)

Employees at period end (4)	18,421	19,035	21,145	(3)	(13)

Ratio of compensation and benefits to revenues, net of interest expense	50%	50%	50%

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings
(unaudited)

	Six Months Ended		% Change From

	May 30,	May 31,	May 31,
	2003	2002	2002

	(in millions, except per share amounts)
Revenues
Investment banking	$1,182	$1,530	(23)%
Trading and principal investments	3,299	2,277	45
Asset management and securities services	2,099	2,557	(18)
Interest income	5,499	5,570	(1)

Total revenues	12,079	11,934	1

Interest expense	3,907	4,485	(13)

Revenues, net of interest expense	8,172	7,449	10

Operating expenses
Compensation and benefits	4,086	3,725	10
Amortization of employee initial public offering and acquisition awards	83	208	(60)

Brokerage, clearing and exchange fees	390	417	(6)
Market development	119	156	(24)
Communications and technology	236	276	(14)
Depreciation and amortization	296	290	2
Amortization of identifiable intangible assets	78	63	24
Occupancy	400	285	40
Professional services and other	428	289	48

Total non-compensation expenses	1,947	1,776	10

Total operating expenses	6,116	5,709	7

Pre-tax earnings	2,056	1,740	18
Provision for taxes	699	653	7

Net earnings	$1,357	$1,087	25

Earnings per share
Basic	$2.78	$2.18	28
Diluted	2.66	2.04	30

Average common shares outstanding
Basic	487.5	498.3	(2)
Diluted	511.1	532.5	(4)

Ratio of compensation and benefits to revenues, net of interest expense	50%	50%

The Goldman Sachs Group, Inc. and Subsidiaries
Average Daily VaR (5)
(unaudited)
($ in millions)

	Three Months Ended

	May 30,	February 28,	May 31,
Risk Categories	2003	2003	2002

Interest rates	$39	$32	$30
Equity prices	24	31	17
Currency rates	18	22	17
Commodity prices	16	18	12
Diversification effect (6)	(38)	(50)	(32)

Firmwide	$59	$53	$44

* * * Assets Under Management (7) (unaudited) ($ in billions)

	As of			% Change From

	May 31,	February 28,	May 31,	February 28,	May 31,
	2003	2003	2002	2003	2002

Money markets	$91	$108	$105	(16)%	(13)%
Fixed income and currency	108	102	86	6	26
Equity	86	79	94	9	(9)
Alternative investments	61	57	65	7	(6)

Assets under management	$346	$346	$350	–	(1)

	Three Months Ended

	May 31,	February 28,	May 31,
Assets Under Management	2003	2003	2002

Balance, beginning of period	$346	$348	$344
Net asset (outflows)/inflows	(18)	4	3
Net market appreciation/(depreciation)	18	(6)	3

Balance, end of period	$346	$346	$350

* * * Principal Investments (unaudited) ($ in millions)

	As of May 30, 2003

	Corporate	Real Estate	Total

Private	$985	$760	$1,745
Public	189	52	241
SMFG convertible preferred stock (8)	1,108	–	1,108

Total	$2,282	$812	$3,094

Footnotes

(1)	Tangible shareholders’ equity equals total shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible shareholders’ equity is a meaningful measure because it reflects the equity deployed in the firm’s businesses. Annualized return on average tangible shareholders’ equity is computed by dividing annualized net earnings by average monthly tangible shareholders’ equity. Tangible book value per share is computed by dividing tangible shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements. The following table sets forth the reconciliation of shareholders’ equity to tangible shareholders’ equity:

	Average for the		As of

	Six Months	Three Months
	Ended	Ended	May 30,
	May 30, 2003	May 30, 2003	2003

	(unaudited, $ in millions)

Shareholders’ equity	$19,483	$19,691	$20,042
Less: Goodwill and identifiable intangible assets	4,803	4,785	4,763

Tangible shareholders’ equity	$14,680	$14,906	$15,279

(2)	Thomson Financial Securities Data — March 1, 2003 through May 30, 2003, and February 23, 2002 through May 31, 2002.

(3)	Includes long-term debt of $3 billion issued during the quarter by William Street Funding Corp (a wholly-owned subsidiary of The Goldman Sachs Group, Inc. formed to raise funding to support loan commitments made by another William Street entity to investment grade clients) and $718 million issued by other consolidated variable interest entities, in each case, where the holders of the debt have no recourse to the general credit of the firm.

(4)	Excludes employees of Goldman Sachs’ property management subsidiaries. Substantially all of the costs of these employees are reimbursed to Goldman Sachs by the real estate investment funds to which these companies provide property management services. Total employees also excludes employees of certain consolidated entities that are held for investment purposes only.

(5)	VaR is the potential loss in value of Goldman Sachs’ trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm’s trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no uniform industry methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see Part II, Item 7A “Quantitative and Qualitative Disclosures about Market Risk” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 29, 2002.

(6)	Equals the difference between firmwide daily VaR and the sum of the daily VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.

(7)	Substantially all assets under management are valued as of calendar month end.

(8)	Includes the impact of foreign exchange revaluation on the investment, for which the firm maintains an economic hedge.

Item 7. Financial Statements and Exhibits.

99.1	Press release of the Registrant dated June 25, 2003 containing financial information for its fiscal second quarter ended May 30, 2003.

Item 9. Regulation FD Disclosure (Information Provided Under Item 12, “Results of Operations and Financial Condition”).

     On June 25, 2003, the Registrant reported its earnings for its fiscal second quarter ended May 30, 2003. A copy of the Registrant’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

     The information set forth under this Item 9 is intended to be furnished under Item 12 “Results of Operations and Financial Condition.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: June 25, 2003	By:	/s/ Dan H. Jester
		Name:	Dan H. Jester
		Title:	Vice President and Deputy
Chief Financial Officer